UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2016

Bay Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-23090	52-1660951
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

7151 Columbia Gateway Drive, Suite A, Columbia, MD	21093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 536-7336

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On February 24, 2016, the Board of Directors of Bay Bancorp, Inc. (the “Company”) approved a new stock purchase program that authorizes the Company to repurchase up to 250,000 shares of its common stock over a 12-month period commencing on February 24, 2016. The shares of common stock may be repurchased in open market transactions or privately negotiated transactions at times, in amounts and at prices to be determined in the discretion of the Company’s President and Chief Executive Officer, provided that the purchase price per share may not be less than the fair market value of a share of common stock as of the date of the purchase and provided further that each proposed repurchase must be consistent with applicable securities laws and regulations, including Rule 10b-18 promulgated under the Securities Exchange Act of 1934, as amended, and the Company’s blackout policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAY BANCORP, INC.

Dated: February 26, 2016	By:	/s/ Joseph J. Thomas
Joseph J. Thomas
President & CEO